Exhibit 99.2 WSFS Financial Corporation 2Q 2020 Earnings Supplement July 23, 2020

Forward Looking Statements and Non-GAAP Financial Measures Forward Looking Statements This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail the Company's Form 10-K for the year ended December 31, 2019 and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include core pre-provision net revenue (“PPNR”), core PPNR to average assets ratio and related measures. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix and our Earnings Release filed as Exhibit 99.1 to our July 23, 2020 8-K filing. 2

Table of Contents 2Q 2020 Financial Highlights Page 4 PPP Loans Page 5 CECL Page 6 Credit Risk Management Page 7 Balance Sheet and Commercial Loan Composition Page 8 Hotel Portfolio Page 10 Food Services Portfolio Page 11 Retail Portfolio Page 12 2H 2020 Outlook Net Interest Margin Outlook Page 13 Core Pre-Provision Net Revenue (PPNR) Outlook Page 14 Capital Position Page 15 Balance Sheet Growth Page 16 Appendix: Reconciliation of Non-GAAP Financial Information Page 17 3

2Q 2020 Financial Highlights

WSFS Financial Corporation

Solid Core operating performance with pre-provision net revenue (PPNR)[1] at 1.96% of average assets
Significant ACL reserve build, excess capital levels, and a $0.12 dividend approved in the quarter

2Q 2020	
$ in millions (expect per share amounts)	Core(1)
EPS	($0.46)
PPNR (1)	$63.5
ROA	(0.73%)
ROTCE(1)	(6.72%)
NIM	3.93%
Fee Income/Total Revenue(2)	26.2%
Efficiency Ratio	58.7%
ACL Coverage Ratio	2.45%
Loan to Deposit Ratio	86%
Common Equity Tier 1 Capital	12.68%

- Core results include $94.8 million of provision expense reducing core EPS by $1.49 and core ROA by 2.33% for 2Q 2020
  - ACL coverage ratio of 2.73% excluding PPP loans and 3.26% including estimated credit mark on acquired loans
  - COVID-19 impact on "at-risk" (hotel, food services, and retail) portfolio credit migration and economic forecasts drove 2Q provision and ACL build
- Excluding PPP loans of $945.1 million and purposeful run-off portfolios, gross loans were flat compared to 1Q 2020 and grew $223.0 million, or 3% year-over-year
- Customer funding increased $1.4 billion from 1Q 2020 primarily due to an estimated $700 million from PPP customers and impact of government stimulus checks, delayed tax payments and lower overall customer spending
- Excluding $3.0 million of pre-tax net income from PPP, Core PPNR[1] was $60.5 million in 2Q 2020, or 1.98% of average assets

(1) This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix and our Earnings Release filed at Exhibit 99.1 to our July 23, 2020 8-K filing for a summary of our 2Q 2020 GAAP results and a reconciliation of non-GAAP financial information to results reported in accordance with GAAP.
(2) Tax-equivalent

4

PPP Loans

WSFS Financial Corporation

Nearly $1 billion of loans processed in 2Q 2020 supporting an estimated 100,000 jobs in our region

PPP Loans as of June 30, 2020		
($ in '000s)	$	# of Loans
Construction	$ 195,075	552
Professional, Scientific, and Technical	126,879	577
Health Care and Social Assistance	101,495	505
Other Services (except Public Administration)	91,728	661
Manufacturing	70,747	177
Retail Trade	57,677	554
Food Services	54,723	352
Educational Services	42,401	129
Wholesale Trade	34,713	128
Real Estate and Rental and Leasing	32,842	310
Admin Support/Waste Mngt/Remediation	26,577	171
Hotels	12,554	70
All Other	97,725	819
Total	**$ 945,136**	**5,005**

PPP Loans by Size as of June 30, 2020				
Loan Size	$	# of Loans	% of total $	% of total #
> $1M	$358,764	175	39%	3%
$500k-$1M	179,484	262	19%	5%
$100k-500k	294,621	1,325	31%	26%
$50k-100k	59,775	841	6%	17%
$25k-50k	32,483	912	3%	18%
< $25k	20,009	1,490	2%	31%
Total	**$945,136**	**5,005**	**100%**	**100%**

- Estimated $27 million of net fee accretion over the life of the loans
- $4.8 million of net interest income, including $3.1 million of fee accretion recorded in 2Q 2020. $1.8 million of costs in 2Q 2020
- An estimated $27-28 million of net interest income including approximately $22M of fee accretion in 2020. Fee accretion assumes 75% loan forgiveness in 2H 2020
- Full-year costs of approximately $4-5 million expected, including Associate, third-party processing, consulting, and other costs

5

CECL Economic Forecast Full Year GDP of -6.1% in 2020 and 6.3% in 2021 Economic Forecast Impact Year-end Unemployment of 9.3% in 2020 and 7.6% in 2021 Coverage*: 1.60% 2.73% ACL by Segment ACL Considerations • 2Q 2020 ACL increase of $93 million driven by: • Slower forecasted recovery in unemployment • Prolonged lower interest rate environment 1 • Portfolio migration, driven by targeted review of at-risk 1 portfolios, including hotels and food services segments • Coverage ratio 3.26%, including estimated remaining credit mark on the acquired loan portfolio • YTD PPNR offsets nearly 90% of YTD Provision for Credit Losses of $151.4 million. PPNR combined with Visa Class B gain drive positive GAAP Net Income of $3.8 million YTD. * Excludes PPP Loans 1 Hotel loan balances are included in the C&I and Construction segments. See page 10 for additional details on the Hotel portfolio. 6

Credit Risk Management

WSFS Financial Corporation

Original Loan Modifications[1]				
First Modification ($ in '000s)		Loan Balances	# of Loans	% of Portfolio
CRE	$	700,889	624	32%
C&I		636,426	1,165	32%
Owner Occupied		380,432	591	28%
Construction		109,861	41	17%
Total Commercial	**$**	**1,827,608**	**2,421**	**30%**
Residential Mortgage	$	86,581	418	9%
Leases		39,298	1,114	18%
Consumer		35,545	744	4%
Education[2]		29,333	149	24%
Credit Cards		284	24	3%
Total Loan Portfolio	**$**	**2,018,649**	**4,870**	**24%**

Original Commercial Modifications by Sector[3]				
($ in '000s)		Loan Balances	# of Loans	% of Portfolio
Real Estate Rental and Leasing (ex Retail)		573,358	658	24%
Retail[4]		363,376	320	66%
Hotel[4]		309,043	79	62%
Other Services (ex Public Admin)		116,413	306	31%
Food Services[4]		129,332	238	68%
Health Care and Social Assistance		84,330	226	32%
Manufacturing		54,210	86	20%
Construction		41,634	137	8%
All Other		155,912	371	14%
Total Commercial	**$**	**1,827,608**	**2,421**	**30%**

Active Management of Payment Deferrals

- At least 75% of original loan modifications expected to revert to full contractual payment terms in 3Q 2020 based on portfolio wide customer conversations
- New modification requests substantially ended in May 2020
- Approximately 25% of original commercial loan modifications made some level of payment during the 90 day period

Expedited and Targeted Portfolio Risk Reviews

- $1.1 billion of loans within "at risk" portfolios reviewed through 2Q 2020
- Segment level targeted reviews include:
  - All Hotel loans
  - Large Retail CRE and Retail Trade loans
  - Large Food Services loans
  - All syndicated loans, SNC's, and leveraged lending transactions, which are limited
- Balance of portfolio will be reviewed during 3Q 2020 as part of our standard quarterly credit risk management process

[1] Balance of "First Round" loan modifications as of June 30, 2020 as 99% were 90 days or less.
[2] Approximately 75% of the loan balances include U.S. government-guaranteed student loans that carry little risk of credit loss
[3] Amounts are included in total $2.0 billion of original loan modifications.
[4] See slides 10-12 for additional information related to these industry sectors.

7

Balance Sheet Composition at June 30, 2020 Asset Composition Funding Composition Assets: $12.61 Billion; Net Loans: $8.31 Billion Customer Deposits: $10.8 Billion Time CRE, 25% Net Loans (ex PPP) 11% Non-interest Consumer, DDA 30% Customer Deposits 80% 65% 13% C&I, 39% Money Market & Savings 38% Interest DDA Other Non- Residential 21% Earning Assets Mortgage, 12% 13% Construction, 8% Commercial Leasing, 3% Other Liabilities 3% Cash • Excluding PPP, Commercial • Core deposits represent Investments 19% 89% of total customer Other Connect loans comprise 75% of the Equity 13% Borrowings 3% gross loan portfolio deposits 4% • 85% of consumer loans are • Non-interest and very low • Investments composed of high quality, • Customer Funding increased $1.4 billion in secured interest DDA (WAC 7 bps) marketable investment grade securities 2Q 2020 primarily due to an estimated $700 represent 51% of customer with low credit risk with more than 90% in • Low credit card exposure: funding million from PPP loans along with pandemic MBS issued by GNMA, FNMA or FHLMC $9.8 million at June 30, 2020 related excess customer liquidity 1 Excludes $945 million of PPP loans at June 30, 2020. 8

Commercial Loan Portfolio (ex PPP) at June 30, 2020 C&I and Owner Occupied - $3.4 billion4 CRE Investor and Construction - $2.8 billion Real Estate Rental Special Use & Mixed Use, Flex, Warehouse, Well Diversified and Granular and Leasing, 10% Other, 8% 2% Self-Storage, Other, 20% General Industrial, • No single industry, CRE, project, or 9% individual borrower concentrations Hotels , 13% Residential • House Limit: $70 million at Wholesale Multi-Family, Trade, 5% 6/30/2020 (1 Relationship) 26% Office, 18% Food Services, • 5 relationships >$50 million Professional, 6% 1 Scientific and • CRE - 208% Technical • CLD2 - 59% Services, 5% Other Services (except Public Health Care and Administration), • In compliance with all 20 Board Social Assistance, 7% 10% Residential 1-4, Retail, 26% approved concentration limits at Construction, Retail Trade, 12% Manufacturing, 8% June 30, 2020 8% 8% No or Low Exposure Industries3: • No direct exposure to Energy, Casinos & Gambling, and Cruise Lines • Less than $15 million combined exposure to Movie Theaters, Amusement, and Aviation 1 Defined as the sum of CRE and Construction (excluding owner occupied) exposures divided by the sum of Tier-1 Capital and ACL. 2 Defined as Construction and land development (excluding owner occupied) exposure divided by the sum of Tier-1 Capital and ACL. 3 As defined by the North American Industry Classification System (NAICS). 9 4 Excludes $945 million of PPP loans as of June 30, 2020.

Hotel Portfolio at June 30, 2020 • Risk-rating reviews completed for entire portfolio in 2Q 2020 Hotels (ex PPP)1 • 48% of balances Criticized at June 30, 2020 Loan Type Loan Average ($ in millions) Balances Loan Size • Approximately 60% of balances with original modification C&I/Owner-Occupied $422.5 $7.2 • Around 35-40% of original modifications expected to revert to contractual payment terms in 3Q 2020 Construction $78.1 $7.1 • $13 million of PPP loans Total $500.5 $7.2 • Conservative underwriting with current weighted average LTV of ~55% EXPOSURE BY BRAND • Locally based operators with experienced sponsors Other 9% Marriott, 27% Independent • All but one property is currently open 18% • Approximately 75% of the portfolio has full or partial recourse • Over two-thirds of hotel exposure to large brands (Hilton, Marriott, InterContinental and InterContinental) 9% Hilton, 37% 1 NAICS Code 721110 – Hotels (except Casino Hotels) and Motels 10

Food Services Portfolio at June 30, 2020 • Approximately 50% of total portfolio, including majority of loans over $1 million, were reviewed in 2Q 2020 1 Food Services (ex PPP) • 13% of balances Criticized at June 30, 2020 Loan Type Loan Average • Approximately two-thirds of balances with original modification ($ in millions) Balances Loan Size • Around 80% of original modifications expected to revert to contractual payment terms in 3Q 2020 C&I $109.1 $0.3 • $55 million of PPP loans Owner-Occupied $83.2 $0.5 • Approximately 50% of balances are secured by real-estate CRE/Construction $7.6 $0.5 • Six of the seven largest borrowers are associated with multi-site Total $199.9 $0.4 operations • Granular portfolio with average balance of $400,000 • Nearly all large relationships include recourse 1 Reflects 11 unique NAICS codes covering Restaurants, Bars, Caterers, Mobile Food Services, and Food Service Contractors. 11

Retail Portfolio at June 30, 2020 Retail CRE (ex PPP) Retail Trade (ex PPP) Loan Type Loan Average Loan Type Loan Average ($ in millions) Balances Loan Size ($ in millions) Balances Loan Size C&I $116.0 $0.2 Total $741.3 $1.3 Owner Occupied $150.1 $0.6 • All large loans over $8 million and nearly half of the entire portfolio reviewed in 2Q 2020 Total $266.1 $0.4 • 5% of balances Criticized at June 30, 2020 • Reviewed largest loans totaling ~$100 million in exposure in 2Q • Approximately 50% of balances with original modification 2020 • Around 80% of original modifications expected to revert to • 7% of balances Criticized at June 30, 2020 contractual payment terms in 3Q 2020 • Approximately 5% of balances with original modification • No outstanding loan balances to indoor shopping malls; limited • Over 80% of original modifications expected to revert to exposure to power centers contractual payment terms in 3Q 2020 • Top 9 loan balances represent approximately 20% of total portfolio • Granular portfolio with no loans over $10 million with approximately 70% anchored by grocery stores • Minimal PPP loans • $58 million of PPP loans 12

Net Interest Margin Outlook • 2Q 2020 included full quarter impact of the March 150 4.75% 3.73% - 4.08% - bps Fed Fund rate decrease and negative 8 bps from 4.38% 3.93% 13 4.50% 3.83% 4.18% PPP; 1Q and 2Q 2020 included elevated purchase 0 accounting accretion (PAA) due to payoffs, which are 0.22% Negative 8 bps 4.25% PPP impact uneven 4.00% 0.31% 0.30% • 3Q outlook reflects margin compression from lower PAA, full quarter of lower LIBOR; declining loan and 3.75% 0.30% MBS yields from portfolio churn, and; margin 3.85% 0.27% 0.28% compression from significant excess liquidity 3.50% 3.58% 3.50% • 4Q outlook reflects 30 bps from PPP (loan forgiveness 3.43% 3.25% timing) plus core margin increase from reduced excess liquidity and increased deposit betas 3.00% 1Q 2020 2Q 2020 3Q 2020 Outlook 4Q 2020 Outlook • Deposit and Loan betas are ~25-30% for down rate NIM Ex PAA/PPP Modeled PAA Accretion cycle Incremental PAA Accretion PPP 13

Core PPNR[1] Outlook



$ in million's
120.0
100.0
80.0
60.0
40.0
20.0
0.0
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2.36%
1.98%
1.96%
1.77% - 1.98%
1.70%- 1.85%
1.93% - 2.15%
1.66%- 1.83%
71.5
63.5
59 – 66
61 – 68
3.0
7 – 9²
11 –13²
71.5
60.5
52- 57
50 – 55
1Q 2020
2Q 2020
3Q 2020
4Q 2020
PPNR (ex PPP)
PPP
PPNR % Assets
PPNR % Assets (ex PPP)

- Outlook assumes no Fed rate changes and continued gradual reopening of the economy
- Excluding PPP, core PPNR as a percentage of average assets[1] is expected to decline in 3Q and 4Q 2020 due primarily to the following:
  - Decline in NIM from factors described in the NIM outlook on page 13
  - Approximately $2.5 to $3.0 lower quarterly interchange revenue due to Durbin (Effective July 2020)
  - Lower mortgage revenue compared to 2Q 2020 due to expected decline in refinancing volume
  - Above declines partially offset by expected lower noninterest expenses, including non-provision credit costs

[1] This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for a reconciliation of Core PPNR and Core PPNR as a percentage of assets to their comparable GAAP measures.

[2] PPP pre-tax net income forecasted to grow in 3Q and 4Q based on anticipated loan forgiveness timing.

14

Capital Position

WSFS Financial Corporation

Common Equity Tier-1 (CET1) Capital Ratio Scenario[1]

Six Quarter PPNR Run-Rate and ACL Capacity to Remain "Well" Capitalized


16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
12.68%
2.59%1
-0.35%
-8.46%
6.50%
2Q 2020
PPNR (net of Tax)
Dividends
ACL Capacity
"Well" Capitalized

- Quarterly cash dividend of $0.12 per share of common stock to be paid August 2020
- Share repurchases temporarily suspended

ACL Capacity		
(Six Quarters Ending 4Q 2021)		$ in millions
Common Equity Tier 1 Capital - 2Q20	**$**	**1,292**
PPNR Run-Rate (after-tax)[1]		263
Dividend Run-Rate		(36)
Capacity to Absorb Additional ACL		(858)
"Well" Capitalized Minimum - 4Q21	**$**	**661**

- PPNR (after-tax) run-rate[1] provides approximately 43 bps of CET1 per quarter. After estimated routine dividends, the Bank could absorb approximately $858 million of additional provision for credit losses and remain well capitalized
- Incremental $858 million is an addition to $232 million ACL at June 30, 2020 and estimated $45 million of remaining credit mark on acquired loan portfolio
- PPNR run-rate fully absorbs "severely adverse" loss scenario
- Excess capacity can absorb 3 times the "severely" adverse loss scenario

[1] Assumed PPNR Run-Rate reflects 2H 2020 Outlook on page 14 and an estimated $55 million quarterly PPNR (pre-tax) per quarter scenario for 2021.

15

2Q 2020 Loan and Deposit Growth

WSFS Financial Corporation

Loans - 2Q'20 vs 1Q'20 and 2Q'19

($ in millions)	Jun 2020	Mar 2020	Jun 2019	2Q'20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
C & I Loans	$ 3,354	$ 3,412	$ 3,421	$ (58)	-7%	(67)	-2%
PPP Loans	945	0	0	945	100%	945	100%
Commercial Mortgages	2,166	2,223	2,281	(58)	-10%	(116)	-5%
Construction Loans	638	626	540	12	8%	98	18%
Commercial Leases	213	202	156	11	22%	57	37%
Total Commercial Loans	**7,316**	**6,463**	**6,398**	**853**	**53%**	**918**	**14%**
Residential Mortgage (HFS/HFI/Rev Mgt)	1,012	1,055	1,134	(43)	-16%	(122)	-11%
Consumer Loans	1,133	1,118	1,131	15	5%	2	0%
Total Gross Loans	**9,461**	**8,636**	**8,665**	**825**	**38%**	**796**	**9%**
Run-Off Portfolios							
Residential Mortgage (HFI)	892	955	1,070	(63)	-27%	(177)	-17%
Student Loans Acquired from BNCL	119	123	133	(3)	-10%	(14)	-11%
Auto Loans Acquired From BNCL	33	40	69	(7)	-70%	(36)	-52%
Participation portfolios (CRE) from BNCL	169	210	253	(41)	-79%	(84)	-33%
Leveraged Loans (C&I) from BNCL	12	12	72	0	0%	(60)	-83%
Total Run-Off Portfolios	**1,225**	**1,340**	**1,597**	**(115)**	**-35%**	**(372)**	**-23%**
Gross Loans ex Run-Off Portfolios	**8,236**	**7,296**	**7,068**	**940**	**52%**	**1,168**	**17%**
PPP Loans	**945**	**0**	**0**	945	100%	945	100%
Gross Loans ex Run-Off & PPP Portfolios	**7,291**	**7,296**	**7,068**	**(5)**	**0%**	**223**	**3%**

Deposits - 2Q'20 vs 1Q'20 and 2Q'19

($ in millions)	Jun 2020	Mar 2020	Jun 2019	2Q'20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
Noninterest Demand	$ 3,189	$ 2,315	$ 2,190	$ 874	152%	999	46%
Interest Demand Deposits	2,302	2,093	2,092	209	40%	210	10%
Savings	1,732	1,595	1,625	137	35%	107	7%
Money Market	2,333	2,149	2,005	184	34%	328	16%
Total Core Deposits	**9,556**	**8,152**	**7,912**	**1,404**	**69%**	**1,645**	**21%**
Customer Time Deposits	1,228	1,272	1,359	(44)	-14%	(131)	-10%
Total Customer Deposits[1]	**10,784**	**9,424**	**9,271**	**1,359**	**58%**	**1,513**	**16%**

- We continue to execute our strategy to optimize our loan mix towards relationship-based, higher yielding C&I loans
- Excluding PPP loans of $945.1 million and purposeful run-off portfolios, gross loans were flat compared to 1Q 2020 and grew $223.0 million, or 3% year-over-year
- Customer funding increased $1.4 billion from 1Q 2020 and $1.5 billion year-over-year primarily due to an estimated $700 million from PPP customers and impact of government stimulus checks, delayed tax payments and lower overall customer spending

16

Appendix : Non-GAAP Financial Information

Appendix: 2Q 2020 Reported Financial Results 2Q 2020 • GAAP results for 2Q 2020 were significantly impacted by the continued $ in millions (expect per share amounts) impacts of COVID-19 and included $94.8 million (pre-tax), or $1.49 per share EPS ($0.14) (after-tax) of provision for credit losses due to portfolio credit migration and deterioration in economic forecasts PPNR (1) $84.7 ROA (0.22%) • 2Q 2020 GAAP results also include: ROTCE(1) (1.55%) • $22.1 million (pre-tax), or $0.35 per share (after-tax), net realized gain on sale of 360,000 Visa Class B shares. Cumulative realized and NIM 3.93% unrealized gains and dividends on Visa Class B shares total $78.0 Fee Income/Total Revenue(2) 36.1% million on a total portfolio investment of $17.7 million Efficiency Ratio 52.4% • $2.8 million (pre-tax), or $0.04 per share (after-tax) of corporate development expense related to our acquisition of Beneficial ACL Coverage Ratio 2.45% • $1.9 million, or $0.03 per share (after-tax) from realized gain on sale of Loan to Deposit Ratio 86% other investment Common Equity Tier 1 Capital 12.68% (1) This is non-GAAP financial information and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix2 a reconciliation of non-GAAP financial information. (2) Tax-equivalent 18

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended June 30, 2020	March 31, 2020	June 30, 2019
Net interest income (GAAP)	$ 113,756	$ 116,150	$ 123,232
Core net interest income (non-GAAP)	$ 113,756	$ 116,150	$ 123,232
Noninterest income (GAAP)	$ 64,375	$ 40,847	$ 42,871
Less: Securities gains	1,908	693	63
Less: Unrealized (loss) gains on equity investment	(11)	668	1,033
Less: Realized Gain on Sale	22,052		
Core fee income (non-GAAP)	$ 40,426	$ 39,486	$ 41,775
Core net revenue (non-GAAP)	$ 154,182	$ 155,636	$ 165,007
Core net revenue (non-GAAP)(tax-equivalent)	$ 154,513	$ 155,905	$ 165,325
Noninterest expense (GAAP)	$ 93,435	$ 88,496	$ 107,848
(Plus)/less: Recovery of fraud loss	-	-	-
Less: Corporate development expense	2,801	1,341	13,946
Less: Restructuring expense	-	-	1,881
Less: Contribution to WSFS Community Foundation	-	3,000	-
Core noninterest expense (non-GAAP)	$ 90,634	$ 84,155	$ 92,021
Core efficiency ratio	58.7%	54.0%	55.7%
Core fee income as a percentage of total core net revenue (tax equivalent)	26.2%	25.3%	25.3%
GAAP net (loss) income attributable to WSFS	$ (7,111)	$ 10,927	$ 36,200
Plus (less): Pre-tax adjustments [1]	(21,148)	2,980	14,731
(Plus)/less: Tax impact of pre-tax adjustments	4,712	(2,020)	(3,580)
Adjusted net (loss) income (non-GAAP) attributable to WSFS	$ (23,547)	$ 11,887	$ 47,351

(dollars in thousands, except per share data)	Three Months Ended June 30, 2020	March 31,2020	June 30, 2019
Net (loss) income (GAAP)	$ (7,811)	$ 10,567	$ 35,969
Plus: Income tax (benefit) provision	(2,247)	1,288	10,091
Plus: Provision for credit losses	94,754	56,646	12,195
Pre-provision net revenue (PPNR) (Non-GAAP)	84,696	68,501	58,255
Plus (less): Pre-tax adjustments [1]	(21,148)	2,980	14,731
Core PPNR (Non-GAAP)	$ 63,548	$ 71,481	$ 72,986
GAAP return on average assets (ROA)	-0.22%	0.36%	1.20%
Plus (less): Pre-tax adjustments [1]	-0.65%	0.10%	0.49%
(Plus) less: Tax impact of pre-tax adjustments (ROA)	0.14%	-0.07%	-0.12%
Core ROA (non-GAAP)	-0.73%	0.39%	1.57%
EPS (GAAP)	$ (0.14)	$ 0.21	$ 0.68
Plus (less): Pre-tax adjustments [1]	(0.42)	0.06	0.28
(Plus) less: Tax impact of pre-tax adjustments (EPS)	0.10	(0.04)	(0.08)
Core EPS (non-GAAP)	$ (0.46)	$ 0.23	$ 0.88

(1) Pre-tax adjustments include Securities gains, unrealized gains on equity investments, corporate development and restructuring expense, recovery of fraud loss, and contribution to WSFS Community Foundation

19

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

$ in 000's	1Q'19	2Q'19	3Q'19	4Q'19	TTM 4Q'19	1Q'20	2Q'20
Net Income	$ 12,930	$ 35,969	$ 53,595	$ 45,424	$ 147,918	$ 10,567	$ (7,811)
Plus: Income Tax Provision	6,260	10,091	15,902	14,199	46,452	1,288	(2,247)
Plus: Provision for Credit Losses	7,654	12,195	4,121	1,590	25,560	56,646	94,754
Plus/Less: Core Adjustments [1]	27,176	14,731	(2,467)	5,419	44,859	2,980	(21,148)
Core Pre-Provision Net Revenue	$ 54,020	$ 72,986	$ 71,151	$ 66,632	$ 264,789	$ 71,481	$ 63,548
PPP Income	-	-	-	-	-	-	4,836
PPP Expense	-	-	-	-	-	-	(1,814)
PPP	-	-	-	-	-	-	3,022
Core Pre-Provision Net Revenue, Less PPP	$ 54,020	$ 72,986	$ 71,151	$ 66,632	$ 264,789	$ 71,481	$ 60,526
Average Assets	$ 9,099,176	$ 12,122,966	$ 12,418,420	$ 12,226,162	$ 11,466,681	$ 12,159,524	$ 13,020,715
PPP Average Assets							$ 727,377
Average Assets less PPP							$ 12,293,338
PPNR/Avg Assets (annualized)	2.41%	2.41%	2.27%	2.16%	2.31%	2.36%	1.96%
PPNR less PPP/Avg Assets (annualized)	2.41%	2.41%	2.27%	2.16%	2.31%	2.36%	1.98%

[1] For detail on our core adjustments for 2Q'20, 1Q'20 and 2Q'19 refer to our Earnings Release filed at Exhibit 99.1 to our July 23, 2020 8-K filing. For detail on our core adjustments for 4Q'19 and 1Q'19, refer to our Earnings Release filed at Exhibit 99.1 to our April 27,2020 8-K filing. For detail on our core adjustments for 3Q'19, refer to our Earnings Release filed at Exhibit 99.1 to our October 22,2019 8-K filing.

20

Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Dominic C. Canuso Chairman, President and CEO Chief Financial Officer 302-571-7296 302-571-6833 rlevenson@wsfsbank.com dcanuso@wsfsbank.com 21